SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  JULY 30, 2004

COMMISSION FILE NO.   000-49698

AERO MARINE ENGINE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA (State or Other Jurisdiction of Incorporation or Organization)	98-035307 (IRS Employer Identification No.)

ONE WORLD TRADE CENTER
121 S.W. SALMON STREET
SUITE 1100
PORTLAND, OREGON 97204
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(503) 471-1348
(ISSUER TELEPHONE NUMBER)

199 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
(FORMER ADDRESS)

Item 5.   OTHER EVENTS.

On August 6, 2004 the Board of Directors of the Registrant adopted the following resolution:

“WHEREAS on July 20, 2004 the Board of Directors of this corporation adopted a resolution authorizing and approving a 100-to-1 reverse split of the issued and outstanding shares of the common stock of this corporation effective July 30, 2004; and

“WHEREAS the said resolution inadvertently failed to comply with the requirements of Rule 10b-17 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, by the United States Securities and Exchange Commission, as a consequence of which the Board of Directors desires to rescind the said resolution; now, therefore, be it

“RESOLVED that said resolution hereby adopted by the Board of Directors of this corporation be, and the same hereby is, rescinded; and be it further

“RESOLVED a 100-to-1 reverse split of the issued and outstanding shares of the common stock of this corporation be, and the same hereby is, authorized and approved; and be it further

“RESOLVED that the shareholders of this corporation be, and hereby are, directed to return the certificates representing their shares of the common stock of this corporation to Intercontinental Registrar & Transfer Agency, Inc., this corporation’s registrar and transfer agent, in exchange for a new certificate representing the shares of the common stock of this corporation resulting from the 100 to 1 reverse stock split; and be it further

“RESOLVED that the effective date of the said reverse stock split shall be August 9, 2004, which is the date of record for determining stockholders entitled to participate in the said reverse stock split, and that the date of delivery to such stockholders shall be the date on or after which the certificates representing the old shares are received by this corporation’s said registrar and transfer agent.”

Effective August 9, 2004 the new symbol for this corporation is:  AOME.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                AERO MARINE ENGINE, INC.

August 11, 2004                                                       By:/s/ Benjamin Langford
                                                                                          Benjamin Langford, President